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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 19, 1999
                        (Date of earliest event reported)

Commission File Number 33-49544-01            Commission File Number 33-49544
     BLUE BIRD CORPORATION                         BLUE BIRD BODY COMPANY
 (Exact name of registrant as                   (Exact name of registrant as
    specified in its charter)                     specified in its charter)

            DELAWARE                                       GEORGIA
   (State or other jurisdiction                 (State or other jurisdiction
of incorporation or organization)             of incorporation or organization)

           13-3638126                                    58-0813156
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

       3920 Arkwright Road                          3920 Arkwright Road
       MACON, GEORGIA 31210                         MACON, GEORGIA 31210
 (Address of principal executive              (Address of principal executive
   offices including ZIP Code)                   offices including ZIP Code)

         (912) 757-7100                                (912) 757-7100
  (Registrant's telephone number,             (Registrant's telephone number,
      including area code)                          including area code)


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ITEM 5. OTHER EVENTS.

     On October 19, 1999, pursuant to the Agreement and Plan of Merger dated August 31, 1999, between Blue Bird Corporation (the "Company") and certain of its stockholders affiliated with Merrill Lynch Capital Partners, Inc. (the "ML Stockholders"), and Henlys Group plc ("Henlys") and a newly formed wholly owned subsidiary of Henlys ("Merger Sub"), Henlys completed its acquisition of the Company, with Merger Sub merging with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. The total value of the transaction is approximately $665 million, including approximately $237 million Blue Bird debt to be repaid at or following the Merger.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BLUE BIRD CORPORATION



                                       BY:
                                          ------------------------------------
                                                 Richard E. Maddox
                                                     President


Date: October 19, 1999



                                       BLUE BIRD BODY COMPANY



                                       BY:
                                          ------------------------------------
                                                 Richard E. Maddox
                                                     President


Date: October 19, 1999